SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
January 13, 2006

Date of Report
(Date of earliest event reported)
FISHER COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Washington	000-22439	91-0222175

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
100 Fourth Avenue N., Suite 510, Seattle, Washington 98109

(Address of Principal Executive Offices, including Zip Code)
(206) 404-7000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
          On January 13, 2006, Fisher Communications, Inc. (the “Company”) entered into an Employment Separation Agreement (the “Separation Agreement”) with Laura Boyd relating to the termination of Ms. Boyd’s employment as the Company’s Vice President Human Resources. The Agreement is dated for reference purposes as of December 2, 2005. Ms. Boyd’s employment terminated as of December 31, 2005.
          The Separation Agreement provides that the Company will pay Ms. Boyd a lump sum separation payment equal to $75,000, a lump sum payment of $15,000 subject to Compensation Committee approval for completion of certain personal goals, and payment of COBRA premiums of $760.69 per month for six months. Ms. Boyd may also elect to have the Company pay for outplacement services worth up to $5,000 or, in lieu thereof, $2,500 as additional severance pay. Pursuant to the Separation Agreement, Ms. Boyd also agreed, among other things, to a general release of claims against the Company, to cooperate with the Company to effect a smooth and efficient transition period, and to certain nonsolicitation, no-hire, nondisruption and nondisparagement provisions.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

10.1	Employment Separation Agreement with Laura Boyd.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FISHER COMMUNICATIONS, INC.

Dated: January 17, 2006.	By /s/ Robert C. Bateman Robert C. Bateman Senior Vice President Chief Financial Officer

Exhibit Index
10.1	Employment Separation Agreement with Laura Boyd.